Exhibit 5.1

March 14, 2024

Board of Directors

ACNB Corporation

16 Lincoln Square

Gettysburg, Pennsylvania 17325

RE:	ACNB Corporation Registration Statement on Form S-3 Our File No.: 2023-00187

Ladies and Gentlemen:

We have acted as Special Corporate Counsel to ACNB Corporation, a Pennsylvania business corporation (the “Corporation”), and are furnishing this opinion letter to the Corporation, in connection with the preparation and filing of a Registration Statement on Form S-3, including the prospectus that is a part thereof (the “Registration Statement”), by the Corporation with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed issuance and sale from time to time of up to $100,000,000 in total aggregate principal amount or initial purchase amount of one or more of the following securities by the Corporation pursuant to Rule 415 under the Securities Act: (i) shares of common stock, $2.50 par value per share (the “Common Stock”); (ii) shares of preferred stock, $2.50 value per share, (the “Preferred Stock”); (iii) depositary shares representing a fractional interest in shares of Preferred Stock (the “Depositary Shares”); (iv) unsecured debt securities, consisting of senior debt securities (the “Senior Debt Securities”) and/or subordinated debt securities (the “Subordinated Debt Securities” and together with the Senior Debt Securities, the “Debt Securities”); (v) warrants covering Common Stock, Preferred Stock, Depositary Shares, Debt Securities and/or other securities of the Corporation, which may include warrants that constitute a part of or that are issuable upon the conversion or exercise of other Securities in the Registration Statement (“Warrants”); (vi) stock purchase contracts (the “Purchase Contracts”); (vii) stock purchase units (the “Purchase Units”); (viii) subscription rights to purchase Common Stock, Preferred Stock, Depositary Shares, Debt Securities, or other securities of the Corporation (the “Subscription Rights”); and (ix) units consisting of Common Stock, Preferred Stock, Depositary Shares, Debt Securities and/or Warrants (“Units”). Such Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, Purchase Contracts, Purchase Units, Subscription Rights, and Units are referred to collectively in this opinion letter as “Securities.”

This opinion letter is being furnished in accordance with the requirements of Item 16 of SEC Form S-3 and Item 601(b)(5)(i) of Regulation S-K adopted under the Securities Act.

Board of Directors

ACNB Corporation

March 14, 2024

In rendering this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of all such documents as we considered necessary to enable us to render this opinion, including but not limited to:

•	The Corporation’s Amended and Restated Articles of Incorporation (“Articles”);
•	The Corporation’s Amended and Restated Bylaws (“Bylaws”);
•	Resolutions adopted by the Corporation’s Board of Directors relating to the Registration Statement as certified by the Secretary of the Corporation;
•	The Registration Statement; and
•	Such other necessary documents, papers and matters of law as we have deemed necessary under the circumstances.

For the purposes of this opinion letter, we have assumed the legal capacity of all natural persons, genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies thereof and completeness of all records, information and statements submitted to us by officers and representatives of the Corporation. As to any facts material to our opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates, oaths and declarations of officers or other representatives of the Corporation.

In expressing the opinions set forth below, we also have assumed the following:

1.	Prior to the issuance of any Common Stock and/or Preferred Stock, including upon exercise of Warrants or Subscription Rights as contemplated by the Registration Statement and applicable prospectus supplement(s), that are not outstanding as of the date hereof, the Corporation will have available for issuance, under its Articles as in effect at the time thereof, the requisite number of authorized but unissued shares of Common Stock and/or Preferred Stock;

2.	At the time of the issuance, sale and delivery, as applicable, of any Debt Securities, Depositary Shares, Warrants, Purchase Contracts, Purchase Units, Subscription Rights, or Units: (a) the execution, delivery and performance by the Corporation and a trustee or bank to be named (the “Trustee”) of the Senior Indenture in the form of Exhibit 4.4 to the Registration Statement or the Subordinated Indenture in the form of Exhibit 4.5 to the Registration Statement, as applicable, and any supplemental indenture thereto (any such indenture, together with any applicable supplemental indenture, the “Indenture”), deposit agreement, warrant agreement, purchase contract agreement or unit agreement (collectively, the “Documents”), as applicable, and all actions necessary for the issuance of the applicable Securities, and the form and terms thereof, will comply with all requirements and restrictions, if any, applicable to the Corporation, whether imposed by any agreement or instrument to which the Corporation is a party or by which it is bound or any court or other governmental or regulatory body having jurisdiction over the Corporation; (b) the Corporation will have duly authorized, executed and delivered any such Document and will have duly authorized the issuance of any such Security, and none of such authorizations will have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and (c) with respect to any Document executed or to be executed by any party other than the Corporation, such party has, or will have, duly authorized, executed and delivered the Documents to which it is a party and each such Document is, or will be, the valid and binding obligation of such party, enforceable against it in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought;

Board of Directors

ACNB Corporation

March 14, 2024

3.	The Registration Statement and any additional amendments thereto (including post-effective amendments) will have become effective, will be effective, and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

4.	A prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws;

5.	Any Securities being offered pursuant to a prospectus supplement will be issued and sold as contemplated in the Registration Statement and such prospectus supplement;

6.	There shall not have occurred any change in law affecting the validity of the Securities;

7.	The issuance and sale of such Securities will not violate or result in a default under or breach of any agreement or instrument binding upon the Corporation, whether by virtue of a waiver, consent, amendment or otherwise; and

8.	The Corporation will remain duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

We express no opinion herein as to the law of any state or jurisdiction other than the statutory laws of the Commonwealth of Pennsylvania and the federal laws of the United States of America.

Board of Directors

ACNB Corporation

March 14, 2024

Based upon and subject to the foregoing and the additional limitations, qualifications, exceptions and assumptions set forth below, it is our opinion that:

1.	Any shares of Common Stock, when (a) the underwriting or similar agreement has been duly authorized, executed and delivered by the parties thereto; (b) the Board of Directors of the Corporation or a duly authorized committee thereof and the appropriate officers of the Corporation have taken all necessary action to approve the issuance of the Common Stock; and (c) the shares of Common Stock have been duly issued and delivered pursuant to any underwriting agreement or a comparable agreement and paid for by the purchasers thereof, will be duly authorized and validly issued, fully paid and nonassessable shares of Common Stock;

2.	Any shares of Preferred Stock, when (a) the underwriting or similar agreement has been duly authorized, executed and delivered by the parties thereto; (b) the Board of Directors of the Corporation or a duly authorized committee thereof and the appropriate officers of the Corporation have taken all necessary action to approve the issuance of the Preferred Stock; (c) assuming that an appropriate Statement with Respect to Shares and certificate of designation constituting an amendment to the Articles relating to such class or series of Preferred Stock have been duly approved by the Corporation’s Board of Directors and filed with and accepted for record by the Secretary of the Commonwealth of Pennsylvania; and (d) the Preferred Stock has been duly issued and delivered pursuant to any underwriting agreement or a comparable agreement and paid for in an amount by the purchasers thereof, will be duly authorized, validly issued, fully paid and nonassessable shares of Preferred Stock;

3.	Any Depositary Shares, when (a) the deposit agreement has been duly authorized, executed and delivered by the parties thereto; (b) the Board of Directors of the Corporation or a duly authorized committee thereof and the appropriate officers of the Corporation have taken all necessary corporate action to approve and establish the terms of the Depositary Shares and to authorize and approve the issuance thereof; and (c) the depositary receipts representing any Depositary Shares have been duly authorized, executed, issued and delivered in accordance with the applicable deposit agreement or other agreement against payment therefor or have been delivered to and paid for by the purchasers thereof, will be validly issued and will constitute valid and binding obligations of the Corporation enforceable against the Corporation in accordance with their terms;

4.	Any Debt Securities, assuming each Indenture has been duly authorized, executed, authenticated and delivered by the Trustee in accordance with the applicable Indenture and duly authorized, executed and delivered by the Corporation, and when (a) the Board of Directors of the Corporation or a duly authorized committee thereof and the appropriate officers of the Corporation have taken all necessary corporate action to approve and establish the terms of the Debt Securities and to authorize and approve the issuance thereof; (b) any supplemental indenture, officers’ certificate or board resolution in respect of the issuance of any Debt Securities has been duly authorized, executed and delivered by the Trustee and the Corporation; (c) the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with such Indenture and any supplemental indenture, officers’ certificate or board resolution to be entered into or adopted in connection with the issuance of such Debt Securities; and (d) such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and any supplemental indenture, officers’ certificate or board resolution to be entered into or adopted in connection with the issuance of such Debt Securities and the applicable underwriting or other agreement against payment therefor, will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms;

Board of Directors

ACNB Corporation

March 14, 2024

5.	Any Warrants, when (a) the warrant agreement has been duly authorized, executed and delivered by the parties thereto; (b) the Board of Directors of the Corporation or a duly authorized committee thereof and the appropriate officers of the Corporation have taken all necessary corporate action to approve and establish the terms of the Warrants and to authorize and approve the issuance thereof; and (c) the Warrants have been duly authorized, executed, issued and delivered in accordance with applicable underwriting or other agreement against payment therefor or have been delivered to and paid for by the purchasers thereof, will be validly issued and will constitute valid and binding obligations of the Corporation enforceable against the Corporation in accordance with their terms;

6.	Any Purchase Contracts or Purchase Units, when (a) the purchase contract agreement or purchase unit agreement, as applicable, has been duly authorized, executed and delivered by the parties thereto; (b) the Board of Directors of the Corporation or a duly authorized committee thereof and the appropriate officers of the Corporation have taken all necessary corporate action to approve and establish the terms of the Purchase Contracts or Purchase Units, as applicable and to authorize and approve the issuance thereof; (c) any shares of Common Stock or Preferred Stock, any Debt Securities or other Securities to be issued pursuant to the Purchase Contracts or Purchase Units, as applicable, have been duly authorized and, in the case of shares of Common Stock and Preferred Stock, reserved for issuance and sale; and (d) Purchase Contracts or Purchase Units, as applicable, have been duly authorized, executed, issued and delivered in accordance with applicable purchase contract agreement, purchase unit agreement, underwriting agreement or other agreement against payment therefor or have been delivered to and paid for by the purchasers thereof, will constitute valid and binding obligations of the Corporation enforceable against the Corporation in accordance with their terms;

7.	Any Subscription Right, when (a) the subscription agreement or other similar agreement has been duly authorized, executed and delivered by the parties thereto; (b) the Board of Directors of the Corporation or a duly authorized committee thereof and the appropriate officers of the Corporation have taken all necessary corporate action to approve and establish the terms of the Subscription Rights and to authorize and approve the issuance thereof; (c) any shares of Common Stock or Preferred Stock or any Debt Securities to be purchasable upon exercise of such Subscription Rights have been duly authorized and, in the case of shares of Common Stock and Preferred Stock, reserved for issuance and sale; and (d) Subscription Rights have been duly authorized, executed, issued and delivered in accordance with applicable subscription agreement or other similar agreement against payment therefor or have been delivered to and paid for by the purchasers thereof, will constitute valid and binding obligations of the Corporation enforceable against the Corporation in accordance with their terms; and

Board of Directors

ACNB Corporation

March 14, 2024

8.	Any Units, when (a) the underwriting or similar agreement has been duly authorized, executed and delivered by the parties thereto; (b) the Board of Directors of the Corporation or a duly authorized committee thereof and the appropriate officers of the Corporation have taken all necessary corporate action to approve and establish the terms of the Units and to authorize and approve the issuance thereof; and (c) such Units have been duly authorized, executed, issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor, such Units will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

The opinions expressed herein are subject to limitations arising out of bankruptcy, insolvency, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. We express no opinion (i) concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws (ii) the applicability and effect of any provision of the United States Bankruptcy Code or corporate provision of law or (iii) with respect to whether acceleration of Debt Securities may affect the collectability of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon. Our opinions expressed herein are also subject to the qualification that no term or provision shall be included in any Indenture, any Warrants, any Purchase Contracts, any Purchase Units, any Subscription Rights, or any Units or any other agreement or instrument pursuant to which any of the Securities are to be issued that would affect the validity of such opinion. The Securities may be issued from time to time on a delayed or continuous basis, and our opinion is limited to the laws of the Commonwealth of Pennsylvania and the United States of America as in effect as of the date hereof.

Board of Directors

ACNB Corporation

March 14, 2024

We consent to the use of this opinion letter as Exhibit 5.1 to the Corporation’s Registration Statement and to the reference to our firm appearing in the prospectus filed as part of the Registration Statement, filed by the Corporation with the Commission, as well as to any amendments or supplements thereto. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Sections 7 or 11 of the Securities Act or the rules and regulations thereunder. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein that may occur after the date hereof.

Very truly yours,

/s/ Bybel Rutledge LLP

BYBEL RUTLEDGE LLP